Exhibit 32.3

Certification
Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of  The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Highlands Bankshares, Inc. (the “Company”) for the period ended March 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, James R. Edmondson, Vice President of Accounting of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Edmondson
James R. Edmondson
Vice President of Accounting
Highlands Bankshares, Inc.
May 14, 2015